Exhibit 10.1

Assignment and Assumption Agreement

This Assignment and Assumption Agreement (“Agreement”) dated as of April ___, 2026 (“Effective Date”), is entered into by and among GROW HILL LLC, a Washington limited liability company, with offices located at 420 NE 72nd Street, Apt 706, Seattle, Washington 98115-5876 (the “Assignor”), HUDSON GLOBAL VENTURES, LLC, a Nevada limited liability company, with offices located at 28 Bellingham Lane, Great Neck, New York 11023 (the “Assignee”), and urban-gro, Inc., a Delaware corporation, with offices located at 1751 Panorama Point, Unit G, Lafayette, Colorado 80026 (“urban-gro”).

WHEREAS, the Assignor desires to assign to the Assignee all of its right, title, and interest in and to each of the Assigned Items as described on Schedule 1 attached hereto (collectively, the “Assigned Items”) and to delegate to the Assignee all of its obligations, if any, thereunder;

WHEREAS, the Assignor and urban-gro are currently involved in litigation before the District Court of Denver, Colorado (Case No. 25CV33546) (the “Denver Lawsuit”); and

WHEREAS, the Assignee desires to accept such assignment of the Assignor’s right, title, and interest in and to each of the Assigned Items and such delegation of obligations under the Assigned Items;

NOW, THEREFORE, in consideration of these presents and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Assignment and Assumption.

1.1 Assignment. The Assignor irrevocably sells, assigns, grants, conveys, and transfers to the Assignee all of the Assignor’s right, title, and interest in and to the Assigned Items.

1.2 Assumption. The Assignee unconditionally accepts such assignment and assumes all of the Assignor’s duties, liabilities, and obligations under the Assigned Items, and agrees to pay, perform, and discharge, as and when due, all of the obligations of the Assignor under the Assigned Items accruing on and after the Effective Date.

1.3 The Assignment Price. The Assignee shall transmit by good funds the sum of [____ million ____ hundred thousand ________ and xx/100ths ($2,__________)] (the “Assignment Price”) to the Assignor by wire transfer in accordance with instructions that the Assignor shall separately provide to the Assignee. Notwithstanding anything herein to the contrary, this Agreement shall not be effective and legally enforceable until and unless the Assignor receives the Assignment Price in full. For the avoidance of doubt, the delivery of a confirmation of wiring of immediately available funds in the amount of the Assignment Price shall constitute receipt of the Assignment Price in full. The Assignment Price shall be paid within one business day from the date on which the last signature required hereunder is affixed hereto.

2. Release; Substitution and Acknowledgment.

2.1 Release.

(a) Notwithstanding anything to the contrary contained herein or in respect of any of the Assigned Items, urban-gro accepts the terms and provisions of this Agreement, acknowledges that, in respect of each and every one of the Assigned Items, the Assignee, from and after the Effective Date, shall be treated for all purposes as if it had been the Assignor from and after the earliest date of any of the Assigned Items. Further, urban-gro releases and forever discharges the Assignor, as well as its managers, members, officers, employees, agents, and representatives, from any and all further obligations arising under each and every Assigned Item, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims, and demands whatsoever that urban-gro has or may have against any of the foregoing persons, arising out of or in any way connected to the Assignor’s performance of any of the Assigned Items from and after such earliest date through and including the Effective Date, which release shall also be deemed to be in favor of the Assignee through and including the Effective Date.

(b) Notwithstanding anything to the contrary contained herein or in or about the Assigned Items, the Assignor does not release or discharge urban-gro, as well as its stockholders, directors, officers, employees, agents, and representatives, from any of its or their obligations arising under the Assigned Items or from any manner of actions, causes of action, suits, debts, damages, expenses, claims, and demands whatsoever that the Assignor has or may have against any of the foregoing persons, arising out of or in any way connected to any and all of the Assigned Items at any time, all of such unreleased claims and undischarged obligations being part of the Assigned Items that the Assignor is selling, assigning, granting, conveying, and transferring toe the Assignee hereunder on the Effective Date.

2.2 Substitution and Acknowledgment. The parties intend that, subject to the releases in favor of the Assignor and the Assignee set forth in Section 2.1, above, the Assignee be substituted for the Assignor as if it had been the Assignor from and after the earliest date of any of the Assigned Items. Urban-gro recognizes the Assignee as the Assignor’s successor-in-interest in and to each of the Assigned Items. The Assignee by this Agreement becomes entitled to all right, title, and interest of the Assignor in and to the Assigned Items, inasmuch as the Assignee is the substituted party to the Assigned Items as of and after the Effective Date. Subject to the releases in favor of the Assignor and the Assignee set forth in Section 2.1, above, urban-gro and the Assignee shall be bound by the terms of the Assigned Items in every way as if the Assignee were named in the novated Assigned Items in place of the Assignor as a party thereto. Urban-gro acknowledges that: (i) there are no defenses to payment of the Obligations; (ii) the Assignee’s holding period of the Note tack for Rule 144 purposes, to October 1, 2024; (iii) the Agreement is a “security” as defined in the Securities Act of 1933, as amended; and (iv) the assignment of the Assigned Items for the Assignment Price does not amend or otherwise replace the Note, and the Note, and all other Loan Documents, remain in full force and effect. Urban-gro undertakes not to take any position in contradiction of the acknowledgement herein.

3. Representations and Warranties.

3.1 The Assignor’s Representations and Warranties. The Assignor represents and warrants to the Assignee and urban-gro as of the Effective Date, as follows:

(a) It is duly organized, validly existing, and in good standing under the laws of the State of Washington.

(b) It has the full right, limited liability company power, and authority to enter into this Agreement and to perform its obligations hereunder.

(c) It has taken all necessary limited liability company action to authorize the execution of this Agreement by its representative whose signature is set forth at the end hereof.

(d) Its execution, delivery, and performance of this Agreement will not violate, conflict with, require consent under, or result in any breach or default under the provisions of any contract or agreement to which it is a party.

(e) When executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of the Assignor, enforceable against it in accordance with its terms.

(f) It is, and has been, the sole legal and beneficial owner of all of the rights under each of the Assigned Items from and after the earliest date of any of the Assigned Items through and including the Effective Date, at all times free and clear of any lien, security interest, charge, or encumbrance.

(g) It has never assigned to any third party or to urban-gro any of the Assigned Items; it has never subjected any of the Assigned Items to any third-party lien rights; it has never transferred any of its right, title, or interest in any of the Assigned Items to any third party or to urban-gro; and it has never granted any option or other contingent or potential transfer right in its right, title, and interest in any of the Assigned Items to any third party or to urban-gro.

(h) If contractual, none of the Assigned Items has been amended or modified as of the Effective Date.

(i) If contractual, each of the Assigned Items is in full force and effect in favor of the Assignor on the Effective Date. No event or condition has occurred that is, or with notice or passage of time would be, an event of default of the Assignor or give rise to urban-gro of any right of termination of any of the Assigned Items.

(j) The Assignment Price accurately reflects the principal, accrued and unpaid interest, Default Fees, filing fees, and legal fees and costs in respect of the Assigned Items, the allocation of which is set forth in Schedule 2.

(k) It has performed each and every one of its obligations under the Assigned Items that are required to be performed by it on or before the Effective Date.

(l) The Denver Lawsuit accurately alleges that Assignor is the lender and urban-gro is the borrower under the promissory note to be assigned hereunder.

3.2 The Assignee’s Representations and Warranties. The Assignee represents and warrants to the Assignor as follows:

(a) It is duly organized, validly existing, and in good standing under the laws of the State of Nevada.

(b) It is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required for purposes of this Agreement.

(c) It has the full right, limited liability company power, and authority to enter into this Agreement and to perform its obligations hereunder.

(d) It has taken all necessary limited liability company action to authorize the execution of this Agreement by its representative whose signature is set forth at the end hereof.

(e) When executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of the Assignee, enforceable against it in accordance with its terms.

3.3 Urban-gro’s Representations and Warranties. Urban-gro represents and warrants to the Assignor and the Assignee as follows:

(a) It is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b) It is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required for purposes of this Agreement.

(c) It has the full right, corporate power, and authority to enter into this Agreement and to perform its obligations hereunder.

(d) It has taken all corporate action to authorize the execution of this Agreement by its representative whose signature is set forth at the end hereof.

(e) When executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of the Assignee, enforceable against it in accordance with its terms.

(f) The Assignor is not in violation of any provision of any of the Loan Agreement, Note, or Security Agreement (as each of those terms is defined in Schedule 1, and collectively, the “Loan Documents”).

(g) Urban-gro acknowledges that it is in default under the Loan Documents due to the existence of an Event of Default (as defined in the Loan Agreement).

4. Indemnification.

4.1 Indemnification. Subject to the terms and conditions set forth in Section 4.2, the Assignor and the Assignee (each, as an “Indemnifying Party”) shall indemnify, hold harmless, and defend each other and their respective officers, directors, managers, members, employees, agents, affiliates, successors, and permitted assigns (collectively, “Indemnified Party”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorney’s fees, that are incurred by an Indemnified Party or awarded against an Indemnified Party in a final non-appealable judgment (collectively, “Losses”), relating to or arising out of or resulting from any third-party claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or other, whether at law, in equity, or otherwise (a “Claim”) or any direct Claim against an Indemnifying Party alleging:

(a) A material breach or non-fulfillment of any material representation, warranty, or covenant under this Agreement by an Indemnifying Party or its representatives;

(b) Any grossly negligent or more culpable act or omission of an Indemnifying Party or any of its representatives (including any reckless or willful misconduct) in connection with the performance of its obligations under this Agreement;

(c) Any bodily injury, death of any person, or damage to real or tangible personal property caused by the grossly negligent or more culpable acts or omissions of Indemnifying Party or its representatives (including any reckless or willful misconduct); or

(d) any failure by Indemnifying Party materially to comply with any applicable federal, state, or local laws, regulations, or codes in the performance of its obligations under this Agreement.

4.2 Exceptions and Limitations on Indemnification. Notwithstanding anything to the contrary contained in this Agreement, an Indemnifying Party is not obligated to indemnify or defend an Indemnified Party against any Claim if such Claim or the corresponding Losses arise out of or result from, in whole or in part, an Indemnified Party’s:

(a) Negligence or more culpable act or omission (including recklessness or willful misconduct); or

(b) Bad faith or other failure materially to comply with any of its material obligations set forth in this Agreement.

4.3 Sole Remedy. THIS SECTION 4 SETS FORTH THE ENTIRE LIABILITY AND OBLIGATION OF AN INDEMNIFYING PARTY AND THE SOLE AND EXCLUSIVE REMEDY FOR AN INDEMNIFIED PARTY FOR ANY LOSSES COVERED UNDER SECTION 4.

4.4 Indemnity Time Frame. Notwithstanding anything herein to the contrary, any action, claim, or lawsuit asserting an indemnity claim against Assignor under this Section 4 must be commenced not later than one year after the Effective Date.

5. Miscellaneous.

5.1 Dismissal of Denver Lawsuit. Assignor shall file an appropriate motion dismissing the Denver Lawsuit without prejudice within three business days of its receipt of the Assignment Price. By its execution hereof, urban-gro expressly stipulates to the dismissal of the Denver Lawsuit by Assignor without prejudice.

5.2 Further Assurances. On any other party’s reasonable request, each other party shall, at its sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to this Agreement.

5.3 Notices. Each party shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) in writing and addressed to the other party at its address set forth below (or to such other address that the receiving party may designate from time to time in accordance with this Section). Each party shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees pre-paid), e-mail (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Any Notice required or permitted to be given under the terms of this Agreement and will be deemed to have been delivered upon: (i) receipt, when delivered personally, (ii) one business day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same, (iii) four business days after deposit with the US Postal Service, or (iv) receipt, when sent by e-mail (provided that the e-mail transmission is not returned in error or the sender is not otherwise notified of any error in transmission). Except as otherwise provided in this Agreement, a Notice is effective only if the party giving the Notice has complied with the requirements of this Section.

Notice to the Assignor:	GROW HILL LLC
E-mail: Attention:
Notice to the Assignee:	HUDSON GLOBAL VENTURES, LLC
E-mail: Attention:
Notice to urban-gro:	Urban-gro, Inc. Attention: Email:

5.4 Governing Law; Mandatory Jurisdiction; Jury Trial Waiver. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement, and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, employees, or agents) shall be commenced in the state and federal courts sitting in the County of Clark, State of Nevada (the “Nevada Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Nevada Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Nevada Courts, or such Nevada Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it hereunder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney fees and other costs and expenses incurred in the investigation, preparation, and prosecution of such action or proceeding.

5.5 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes,” and “including” are deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references in this Agreement: (x) to sections, schedules, and exhibits mean the sections of, and schedules and exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The parties drafted this Agreement without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to herein are an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

5.6 Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

5.7 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability does not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. On such determination that any term or other provision is invalid, illegal, or unenforceable, the affected parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

5.8 Entire Agreement. This Agreement, together with all related exhibits and schedules, is the sole and entire agreement of the parties to this Agreement regarding the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

5.9 Amendment and Modification. No amendment to this Agreement is effective unless it is in writing, identified as an amendment to this Agreement and executed by an authorized representative of each affected party to this Agreement.

5.10 Waiver.

(a) No waiver under this Agreement is effective unless it is in writing, identified as a waiver to this Agreement, and executed by an authorized representative of the party waiving its right.

(b) Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated, and does not operate as a waiver on any future occasion.

(c) None of the following is a waiver or estoppel of any right, remedy, power, privilege, or condition arising from this Agreement:

(i) any failure or delay in exercising any right, remedy, power, or privilege or in enforcing any condition under this Agreement; or

(ii) any act, omission, or course of dealing between the parties.

5.11 Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the parties, or otherwise. Despite the previous sentence, the parties intend that Indemnified Party’s rights under Section 4 are its exclusive remedies for the events specified therein.

5.12 Equitable Remedies. Each of the Assignor and the Assignee acknowledges that a breach or threatened breach by it of any of its respective obligations under this Agreement would give rise to irreparable harm to such party for which monetary damages would not be an adequate remedy and hereby agrees that if a breach or a threatened breach occurs, the affected party will, in addition to any and all other rights and remedies that may be available to it arising from such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

5.13 No Third-Party Beneficiaries. This Agreement benefits solely the parties to this Agreement and their respective permitted successors and permitted assigns and nothing in this Agreement, express or implied, confers on any other person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement. Despite the previous sentence, the parties hereby designate the third parties included in the Section 4 definition of Indemnified Party as third-party beneficiaries of Section 4 having the right to enforce Section 4.

5.14 Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

GROW HILL LLC

By:
Name:	Mark Bloudek
Title:	Managing Member

HUDSON GLOBAL VENTURES, LLC

By:
Name:	S. Ahdoot
Title:	Member

urban-gro, Inc.

By:
Name:	Bradley Nattrass
Title:	CEO

Schedule 1

Assigned Items

●	That certain Loan Agreement between urban-gro, Inc. and GROW HILL LLC, dated as of October 1, 2024 (the “Loan Agreement”)

●	That certain Secured Promissory Note of urban-gro, Inc. in favor of GROW HILL LLC in the initial principal amount of $2,100,000, dated as of October 1, 2024 (the “Note”)

●	That certain Security Agreement of urban-gro, Inc. in favor of GROW HILL LLC, dated as of October 1, 2024 (the “Security Agreement”)

●	That certain UCC-1 Financing Statement filed with the Secretary of State of the State of Delaware, on [*], 2026, in respect of urban-gro’s obligations under the loan Agreement, the Note, and the Security Agreement (the “Delaware UCC-1”)

●	[That certain UCC-1 Financing Statement filed with the [some county in Colorado], on [*], 2026, in respect of urban-gro’s obligations under the loan Agreement, the Note, and the Security Agreement (the “Colorado UCC-1”)]

●	Form(s) of UCC-3 Financing Statement Amendment in connection with the Delaware UCC-1 (the “Delaware UCC-3”) [and the Colorado UCC-1 (the “Colorado UCC-3”)]

The Loan Agreement, Note, Security Agreement, Delaware UCC-1, [Colorado UCC-1], Delaware UCC-3, [Colorado UCC-3], the file in the Colorado Litigation, and the Colorado Litigation Substitution Filing are collectively referred to in this Agreement and Schedule 1 hereto as the “Assigned Items.”

Schedule 1

Schedule 2

AssignMENT PRICE

[insert line items here]

Schedule 2